AMENDMENT

Customer No: 60013

This Amendment (the "Amendment") to the S1, Inc. Subscription and Services Agreement between the parties hereto and dated 12-10-2008 (the "Agreement"), is entered into by and between S1, Inc. (including its affiliated entities), a Kentucky corporation having a principal address at 705 Westech Dr., Norcross, GA 30092 ("S1"), and American River Bank, doing business at 3100 Zinfandel Drive, Suite 450, Sacramento, CA 95670 ("Client").

In consideration of the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, S1 and Client agree to the following:

1. To the extent that any term or condition provided herein conflicts with, or is inconsistent with, any provision contained within the Agreement, the terms and conditions provided herein shall control; except as specifically provided in this Amendment, all of the rights and obligations as provided in the Agreement remain in full force and effect.

2. Subject to payment of the applicable fees by Client, the Agreement is amended by adding the products listed in **Exhibit A** below to **Schedule B** of the Agreement. If the fees in **Exhibit A** below do not include implementation services fees for any subscribed product, implementation for that subscribed product is not included in this Amendment.

3. Upon the earlier of: (i) 180 days from the execution of this Amendment, or (ii) the completion of the Implementation Services for Mobile Banking, the Fee Schedule, listed below in Exhibit A, replaces in its entirety Schedule B (Fee Schedule), of the Agreement.

4. All references to Term in the Agreement are deleted in their entirety and replaced with the following:

   "The term ("Term") of this Agreement (for subscription, professional services and support) shall begin upon the execution of this Agreement and shall continue for a period of three (3) years from the earlier of: (i) 180 days from the execution of this Amendment, or (ii) the completion of the Implementation Services for Mobile Banking, ("Initial Term"), following which the Term shall automatically renew for successive one-year renewal terms ("Renewal Term") unless either party provides the other written notification no less than ninety (90) days prior to the commencement of any Renewal Term of its intention to discontinue Services as described herein."

5. Upon the execution of this Amendment, S1 hereby agrees to perform the services listed in **Exhibit B** of this Amendment.

This Amendment is effective upon the later date shown following the signatures of the parties, below (the "Effective Date"), and supersedes all prior agreements, whether oral or in writing, regarding the subject matter addressed herein. This Amendment may only be modified by a written agreement signed by the parties. The parties have each indicated their acceptance of the terms and conditions set forth herein by signature of their duly authorized representative in the space provided below.

S1, INC.	**AMERICAN RIVER BANK**
By: [signature]	By: [signature]
Signature	Signature
JAN KRUGER	Kevin Bender
Printed Name	Printed Name
SVP ON DEMAND & HOSTING	EVP, COO
Title	Title
6/19/2012	5-31-12
Date	Date

APPROVED AS TO FORM TA

APPROVED RDE TO FINAL

May 30, 2012, 2:40 PM
Pricing provided herein expires, at the discretion of S1, Inc., if not executed within 30 days from receipt.

Exhibit A

Fee Schedule for American River Bank

Subscribed Products	Monthly Subscription Fee	Minimum Monthly Subscription Fee	Implementation/Services Fee
Retail Internet Banking	$ 4,000.00	$ 4,000.00	
Business Internet Banking	$ 4,000.00	$ 4,000.00	
FIS / Metavante Bill Pay - per transaction model	see below	$ 2,500.00	
Mobile Banking (SMS & XHTML) (with MFA & FIS)	see below	$ 250.00	$ 5,200.00
Smart Phone App Package (iPh, Android, BB Launcher)	$ 125.00	$ 125.00	$ 5,750.00
iPad App	$ -	$ -	$ -
MFA monthly fee	$ 200.00	$ 200.00	
MFA per User fee	see below	$ 492.00	
Add Out of Band Authentication (OOBA) Module	$ 250.00	$ 250.00	
Per OOBA item fee (one time PIN) - $0.25	$ -	$ -	
AIM Security Awareness Program (ASAP) to AIM	$ 41.75	$ 41.75	
AIM Program	$ 41.67	$ 41.67	
Real-time module (JH Core Director)	$ 150.00	$ 150.00	
Check Image module	$ -	$ -	
Statement Image SSO (Fidelity COWWW)	$ 100.00	$ 100.00	
Check Re-Order module	$ 20.00	$ 20.00	
RT comm.-line (VPN)	$ 250.00	$ 250.00	
WebConnect (Quicken & QuickBooks)	$ 417.00	$ 417.00	
DES for Guardian Analytics	$ 300.00	$ 300.00	
Other			
Training (Mobile)			Included
Totals			
Sub Total	$ 9,895.42	$ 13,137.42	$ 10,950.00
Tax (to be calculated as applicable)			
Total	**$ 9,895.42**	**$ 13,137.42**	**$ 10,950.00**

The total Monthly Subscription Fees set forth in the charts above are due and payable monthly starting upon the earlier of: (i) 180 days from the execution of this Amendment, or (ii) the completion of the Implementation Services for Mobile Banking. The total Implementation/Services fees are due within 30 days upon the execution date of this Agreement. Fees may increase by no more than 5% at the end of the initial term of this Agreement.

S1 Subscription Fees: User fees apply, where a "User" is defined as a Client's customer that has registered a unique log-on identification to use the Subscribed Programs, as follows:

RIB User Fees: $0.
BIB User Fees: $0

OUT-OF-BANK AUTHENTICATION (OOBA):
Out-Of-Band Authentication Fees: $0.25 per SMS, Voice or Email. *SMS and Email is only supported in SSB.

Retail Mobile Banking

S1 Retail Mobile Banking Fees: Subscription Fees are calculated and invoiced on a monthly, per-User basis. The minimum monthly Hosting Fee for S1 Retail Mobile Banking is $250.00. User fees apply, where a "User" is defined as a Client's customer that has registered a unique log-on identification to use the Subscribed Programs, as follows:

S1 Retail Mobile Banking User Fees: $1.00 per enrolled retail mobile banking user.

S1 Mobile Banking Services:

Monthly Fees: Charges for S1 Mobile for S1 Personal Banking will be based upon the number of enrolled (registered) mobile users. There is no flat fee pricing for mobile users, as the pricing will be dictated based upon the greater of the number of end users enrolled for S1 Mobile or the Monthly Minimums.

SMS Fees: Any costs for text messaging initiated by Client Customers will be The CLIENT'S responsibility. The CLIENT shall be responsible for message costs that S1 incurs in providing the SMS service. S1 shall bill these at $0.03 per message sent by S1. S1 reserves the right to adjust such pricing in accordance with industry standards (i.e. third party costs).

Mobile URL/Domain Hosting Options and Fees: S1 offers the following hosting options for Clients mobile URL/domain. Client must choose one of the following options by filling in the appropriate box.

☒ Client can use **http:** or https://4myact.mobi/<FI_#> and be directed to the appropriate Mobile branding group. S1 will automatically redirect to **https://** for subsequent activity. **This option is offered at no additional cost as part of the standard product offering.**

☐ Client can use http://<custom_sub domain>.4myact.mobi and be directed to the appropriate Mobile branding group. S1 will redirect to https:// for subsequent activity. **This option is offered at a price of $1,200 per year.**

☐ Client can use http or https and go to a custom domain that S1 hosts. E.g., http://statebank.mobi and be successfully routed to the appropriate branding group. **This option is offered at a price of $5,500 per year.**

Smartphone package contents
Downloadable apps with FI branding :
iPhone/iPod Touch app
Android app
BlackBerry browser launcher app - Note that this is not a full-function native app as is the case with the iPhone app.

iPad app Add-on
Add-on to the Smartphone package with separate installation and maintenance pricing:
iPad and iPad2 only - no Android or BlackBerry tablet support
Requires the Smartphone package to be purchased.
Branded for the FI based on the iPhone branding
The iPad app can only be put into production after the iPhone app has gone into production

S1 MOBILE BANKINGSERVICES ARE PROVIDED IN ACCORDANCE WITH SCHEDULE F.

THIRD PARTY FEES:

Multi-Factor Authentication Services:

Enrollment Fee: $0
Subscription Fees:

(I)Monthly Fee: (See Exhibit A)

(II) Annual User Fee: $1.00 per User per year which will be invoiced on a monthly basis ($0.0833 per User per month); the parties agree that while this fee is invoiced monthly, the $1.00 annual fee is incurred once Client's customer becomes a User.

FIS BILL PAY SERVICES:

FIS's initial transaction and daily limits are ten thousand dollars ($10,000) per transaction (the "Transaction Limit") and twenty thousand dollars ($20,000) per End User per day (the "Daily Limit"). FIS will assume initial Funding Risk for payments of up to the Transaction Limit, up to the Daily Limit per End User per day. FIS will increase the Transaction Limit or the Daily Limit for any Client or End User upon written request to S1. FIS reserves the right to take any action FIS deems reasonably necessary to reduce Unfunded Payments or mitigate the Funding Risk, including, but not limited to, refusing to process additional bill payment requests from any End User or End Users deemed by FIS to present an unacceptable risk, and/or reducing the Transaction Limit or Daily Limit for any Client(s) or End User(s).

Should the Client chose to allow their End Users to use savings accounts as the funding account for a bill payment, the Client accepts full responsibility for any and all legal and/or regulatory requirements associated with usage of these type of accounts. The Client further acknowledges that neither S1 nor FIS will provide assistance in meeting those legal and/or regulatory requirements associated with using a savings account as a bill pay funding account.

Client is and shall remain solely and exclusively responsible to S1 for the entire amount of any payment processed for and on behalf of an End User that is not funded for any reason, whether or not the payment was authorized by the End User.

ENROLLMENT FEE: $3.00 per User

PER TRANSACTION PRICING:
Bill Pay User Fee: $0.00
FIS per Transaction Fee (Paper Draft): $0.55
FIS per Transaction Fee (Electronic): $0.45

Branded Welcome Letter	**$150/hr.**
Direct Member Billing Fee	**$0.10 per item charged to consumer**
Monthly Customer Care (Customer Support Tool-CST)	**$50 per month**
Add'l Billing Class During Installation	**$250 per billing class**

Check Re-issue	**$15 each**
ACH Debit NSF	**$15 each**
Claims Fee	**$15 per Claim**
Stop Payment	**$15 each**
Proof of Payment	**$3 each**

FIS Expedited Payments

e-Payment	$2.50
Overnight Check (note additional charge for Trust checks)	$17.50 (this included FedEx overnight charges)

FIS EXPEDITED PAYMENTS SERVICES

Description of Service:
Expedited Payment Services are made available via the bill payment manager. The available services shall include:

- electronic payments funded from a end user's demand deposit account
- paper check payments funded from a end user's demand deposit account

FIS shall make available via the bill payment manager any of the Expedited Payment services so requested by a Client, and where the capability exists to provide a payment that is faster than would otherwise be available based on FIS standard bill payment capabilities as configured by a Client.

All payments will be initiated in an expedited manner by FIS, and the user will receive an explicit delivery expectation for every payment. For electronic transactions, delivery time may be same-day, next-day or later depending upon the time of day, the payee capabilities, and other factors. For overnight checks, payments initiated prior to the daily cutoff time will be delivered by the next business day.

Payment Funding, Fees, and Settlement:
Prior to submission by the User of an Expedited Payment request to FIS, a Client is responsible for authenticating Users and their associated funding accounts. Electronic payments funded from an End user's DDA will be initiated as soon as possible, utilizing the ACH for funds clearing. Overnight check payments will be consistent with the payment model that the Client is currently configured to. If the Client is using the "direct check" model, the Client is responsible to obtain authorizations necessary for FIS to initiate "direct check" transactions on behalf of end users requesting overnight check Expedited Payments.

If for any reason, sufficient funds are not available in the user's DDA funding account, FIS will block the user from further use of the payment service and will attempt to collect payment through various means including debit retry and reversing the payment. If funds are collected and no additional debit returns have been received after 5 business days, the end user's Expedited Payment Services will be unblocked. The Client or S1 is responsible to reimburse FIS for any uncollected Expedited Payments initiated by Users.

Subject to the specifications of the Client, the end user may incur fees for some or all types of Expedited payments. Fees will be collected directly from the End user on behalf of the Client as a separate transaction to the end user's DDA, and will be initiated upon receipt of the Expedited Payment request (each a "Convenience Fee"). If a Convenience Fee is returned to FIS, FIS may attempt up to two retries to collect the funds. If FIS is unable to collect Convenience Fee from User through an automated retry process, the Client is solely responsible for further collection of fees from User. FIS will settle with a Client on a monthly basis for the total of

Expedited Payment Convenience Fees collected throughout the month. If FIS has settled with a Client for a Convenience Fee which was later determined to be uncollectible, the Client or S1 will reimburse FIS. Each Client or S1 shall be responsible for any increase in expedited delivery charges.

Service Guarantee:
FIS will complete the Expedited Payment requests in accordance with the delivery date provided to the User or a Client by FIS. In the event that an electronic Expedited Payment processed by FIS is past due as a result of FIS's fault, FIS shall reimburse a Client for any late payment fee paid by a Client for the applicable User as set forth in the Late Fee Schedule. In the event that an overnight check is not delivered by the guaranteed date, FIS shall reimburse the Client for the transaction fee – damages for late overnight checks will be limited to the service fee for the transaction. FIS is not responsible for late delivery where a Client or User entered an undeliverable address for an overnight check. In the event a End user is eligible for a fee refund (such as when an overnight provider does not meet delivery expectations), the refund will be deducted from the overall Expedited Payments revenue for the month and FIS will waive the corresponding transaction fee to the Client.

Limitations:
Expedited e-Payments are available for a limited number of payees. Availability of Expedited Payment options will be limited based on biller capabilities, time of day, payment delivery mechanisms and other factors. Expedited overnight checks will be unavailable for delivery to PO Box addresses or locations in AK, HI, or any foreign or U.S. territory outside of the contiguous 48 states and District of Columbia. The End user is responsible for entering and verifying any address for overnight check payments to ensure it is correct and is specified as a valid overnight package address by the biller.

Due to the inherent need to expedite the payment, payment instructions will be completed immediately upon submission of a request from a User. The user will not have the ability to edit or cancel the payment instruction after he has confirmed the payment request.

WebConnect:
The Monthly Subscription Fee indicated above for WebConnect is one-twelfth of the fee due annually in advance for third party annual support. Client understands that WebConnect module for Quicken and QuickBooks shown above is subject to annual renewal at such times as the next year version of this module is generally made available to S1 ("Annual Release"). The date of the Annual Release for WebConnect for Quicken and QuickBooks may vary from year to year. Unless either party provides the other written notification at least 30 days prior to the next Annual Release of its intention to discontinue the applicable WebConnect module as described herein, additional fees will apply in accordance with Section 6 of Schedule A of this Agreement set forth above. Discontinuance of any WebConnect module for Quicken or QuickBooks, as applicable, by way of notification to S1 or automatically for non-payment of annual fees to S1 for each Annual Release, will result in loss of license and support for all versions of the applicable WebConnect module(s). Client acknowledges and understands that if Client has at any time assets equal to, or in excess of, three billion dollars, the subscription granted herein will no longer be valid, and Client will need to contract directly with the third party provider for WebConnect Quicken and QuickBooks, as the case may be, wherein such third party provider will charge additional fees for WebConnect Quicken and QuickBooks, as the case may be. Client further acknowledges and understands that the third party provider may impose upon S1 additional thresholds which may trigger the cessation of the subscription granted herein and require Client to contract directly with the third party provider (e.g., combined deposits of Client and its holding company, if any, of two billion dollars or asset size measured at the holding company level to determine if Client exceeds the five billion dollar threshold). S1 fees related to support/maintenance as provided by S1 will still apply.

EXHIBIT B

WORK ORDER

SCOPE OF SERVICES: S1 shall perform the Services as listed under the Statement of Work described herein (the "Services"). The Services do not include professional services with regard to future upgrades, data conversion or migration services not listed herein, or development or migration of any customized code not made generally commercially available by S1. All Services will be performed remotely. Unless specifically listed in "Fees", the Services do not include training or any customized code not incorporated into the S1 application and generally released by S1 to its clients. Should S1 and Client mutually agree to onsite consultation, Client shall be invoiced for actual and reasonable travel and living ("Out of Pocket") expenses incurred and such invoices shall be due and payable net 30 days from date of invoice.

CLIENT REQUIREMENTS: Client shall designate a Technical Contact to be available throughout the Services who has sufficient technical expertise and corporate authority to make all necessary decisions and take all necessary actions on behalf of Client. Client will provide resources during testing and through go-live to test and validate functionality of applications implemented. Client will obtain and maintain the communications equipment and lines necessary for performance of the Services, including providing S1 high-speed direct access via pcAnywhere or a Web Remote Access Tool provided by S1 to Client's servers/workstations where the S1 application is implemented. If Client chooses to forgo a before production rollout test environment, Client expressly assumes all responsibility and liability for any resulting errors, damages or claims. S1 will configure one test environment for the project which will be suitable for testing all aspects of the module(s) being implemented. If Client opts to forego creating a suitable test environment and requires testing to be performed in Client's production environment, Client expressly assumes all responsibility and liability for any resulting errors, damages or claims. Failure to comply with any of these Client Requirements may cause Client to lose Client's scheduled date for performance of the Services such that Client shall be rescheduled for the next available date. Client must provide resources based on the milestone dates in the project plan to complete pre-production testing and post go-live validation of the production environment.

BEST PRACTICES ACKNOWLEDGEMENT FOR TEST SERVERS (ON-PREMISE IMPLEMENTATIONS ONLY): Client acknowledges that S1 recommends as a best practice that all pre-production testing of S1 software be conducted on dedicated test servers. The use of dedicated test servers reduces the risk of issues caused by the sharing of test and production servers, to include but not limited to: production downtime, reduction in performance of the production system, conflicts that require significant investigation that result in delays. Client acknowledges that they accept responsibility for any and all delays in deployment of S1 software or additional charges caused by not following this best practice and that such delays and issues may result in additional implementation fees from S1.

Should client request that S1 use server(s) designated as Disaster Recovery Server(s) as test server(s) for pre-production testing, Client acknowledges that the Disaster Recovery Server(s) will not match the production server(s) for the duration of the project and accepts responsibility for any and all delays in deploying the Disaster Recovery Server in the production environment should there be an actual disaster, including but not limited to a hardware failure of the production server(s). Client is responsible to backup the Disaster Recovery Server(s) prior to turning it over to S1 for pre-production testing and for restoring the image to the server(s) should they be needed for an actual disaster. Additional project work or delays caused by a redeployment of the server(s) prior to the completions of pre-production testing may result in additional implementation fees from S1.

CHANGE ORDERS: Additions or modifications to this Work Order may be accomplished through the use of a "Change Order". The party requesting the change shall submit a written request to the other party specifying the desired additions or modifications to the Work Order (the "Change Notice"), and the party receiving such Change Notice shall submit a proposal to the party submitting such Change Notice. S1 will include, either on the Change Notice if it is the party submitting the Change Notice, or on the proposal, if it is the party responding to the Change Notice, a statement of any estimated additional fees and any changes to the Project Milestones or Deliverables as a result of such requested change. Upon both parties' signatures to the proposal it shall become the Change Order. Except as expressly provided herein, a Change Order is required for any additions or modifications to the implementation project plan following approval of such plan by Client.

STATEMENT OF WORK: The Statement of Work detailing the general milestones for performance of the Services is outlined in the attached schedule(s). Client's conformance to the milestones is a material condition to S1's performance hereunder. Client shall be responsible for any reasonable actual costs incurred by S1 as a result of Client's non-conformance to the milestones or the Client Requirements described above. The milestone descriptions include defined levels of services to be provided by S1 hereunder. Any additional services requested by Client beyond such defined levels are available subject to (i) Client's payment of the applicable additional fees calculated on an hourly basis at S1's standard rate of $250/hour/person for such services, and (ii) scheduling of the additional services at the sole discretion of S1. Services rendered after standard weekday business hours (6am to 7pm Central Time) or on holidays will be charged at an hourly rate of $350/hour/per person.

COMPENSATION:

Schedule #	Description	Fee
WO-1	Mobile Banking	Refer to Exhibit A
WO-2	SmartPhone App Package	
WO-3	Training	
WO-4	iPad	

Total Due on execution of this Work Order:	Refer to Exhibit A

OTHER TERMS:
S1's ability to meet specific milestones or to perform the Services may be dependent upon delivery to S1 of certain information, media, equipment, references, and other support. S1 shall not be held responsible for Services dependent upon such support or refunds of prepayment towards such Services if Client, Client's representatives, or any other of Client's vendors or associates fail to deliver that support in a timely manner. The pricing shown above is valid for thirty (30) days after the Work Order Date shown above, and is subject to change thereafter unless accepted as shown by Client's authorized signature below within such thirty (30) day period. This Work Order is effective upon the later date shown following the signatures of the parties, below (the "Effective Date"), and supersedes all prior agreements, whether oral or in writing, regarding the subject matter addressed herein. This Work Order may only be modified by a written agreement signed by the parties.

Schedule WO-1
WORK ORDER – Mobile Banking

List the type of Mobile Access included in this agreement	Mobile Retail
List FI's included in this agreement: Default pricing includes one FI	American River Bank
S1 Application that Mobile will interface to: (SSB 6.x/IBS 5.x) If SSB 6.x, is it existing or new/migration? If IBS 5.x, is a version upgrade required?	SSB 6x, Existing
Is Bill Payment Required? If yes, please specify the Bill Pay provider Options: CheckFree, iPay*, FIS Metavante*	Yes, Metavante
Is FI contracting for a standard or custom mobile domain? Custom domain option must be specified in the agreement	Standard
Is FI's Internet Banking on-premise or hosted? If On-Premise, Agreement must include VPN	Hosted
Required if Internet Banking is on-premise: Physical Address of location of Internet Banking Server for VPN configuration:	N/A

*Mobile Billpay for iPay and FIS Metavante will be available once beta certification is complete

SCOPE OF PROFESSIONAL SERVICES:
At a mutually agreed date, S1 shall implement the Mobile Banking interface as integrated with one implementation of the S1 Internet Banking application subscribed to by Client from S1 as described herein (the "Services"). All Services will be performed remotely. Unless specifically listed in "Fees", the Services do not include any customized code not incorporated into the S1 application and generally released by S1 to its clients.

MILESTONES AND/OR DELIVERABLES:
1. The S1 Project Manager will contact Client's designated Contact and provide the Client with a project timeline and deliverables.
2. Once deliverables are provided by Client, S1 will configure and install Mobile Banking in a pre-production test environment.
3. Client performs user acceptance testing and verification in the pre-production test environment.
4. At a mutually agreed date, S1 will integrate the Mobile Banking interface into the production environment.

SPECIFIC CLIENT RESPONSIBILITIES:
1. If Client's Internet Banking application is not hosted in the S1 Data Center, Client must contract with S1 for a VPN connection to the S1 Data Center. This must be in place and configured before the Mobile Project commences.
2. Smartphone and iPad applications are not included in the scope of services unless separately listed in the agreement and appropriate work orders are included.
3. Client shall provide appropriate test account login credentials and data. In addition, Client must provide iPhone, Android and Blackberry mobile phones to be used by Client's staff to perform user acceptance testing. A minimum of two devices of each type is recommended.
4. Client shall ensure the availability of Client's technical staff & resources throughout performance of the Services, including (i) training and (ii) Client's 'internal testing' phase.
5. Client shall provide all branding data, including logo images and color schemes, required for the branding of the system as described in the project documentation provided to the Client by the S1 Project Manager.

Schedule WO-2
Add-on - Smartphone Application Package for S1 Mobile Banking

List FI's included in this agreement: Default pricing includes one FI	**American River Bank**
Are the Android and Blackberry Launcher applications required? iPhone application is included by default	**Yes**

SCOPE OF PROFESSIONAL SERVICES:
At a mutually agreed date, S1 shall provide the iPhone/iPod Touch 2nd Generation application ("iPhone application") and related Mobile Web skin ("Web skin") for the S1 Mobile Banking System as described herein (the "Services"). Optional Android and Blackberry launcher applications are included at no additional fee if requested during the Services. All Services will be performed remotely. Unless specifically listed, the Services do not include any customized code not incorporated into the S1 application and generally released by S1 to its clients.

MILESTONES AND/OR DELIVERABLES:
1. Upon a mutually agreed date following Client's Standard Mobile production go-live, S1's Project Manager will contact Client's designated Project Contact and provide the Smartphone Project Welcome Package which includes the deliverables needed to proceed with the project.
2. Client works with in-house or third party graphic designers to create graphics as defined in the Welcome Package and completes all required forms.
3. Client registers with Apple and, if required, with the Android Marketplace and provides the login credentials to the S1 Project Manager along with mobile test device information.
4. Client submits deliverables to S1. Once S1 has verified all required deliverables have been received, the S1 Project Manager will request a Test Build of the iPhone application and Web skin from S1 Development. The Test Build is delivered to the Client along with instructions on how to load the Test Build on Client supplied mobile devices.
5. Client provides feedback on the Test Build and the S1 Project Manager submits request for a revised Final Test Build of the iPhone application and Web skin from S1 Development. The Final Test Build is delivered to the Client.
6. Client provides move to production signoff for the iPhone application and Web skin. The S1 Project Manager requests the Production Build of the iPhone application and Web skin from S1 Development. S1 uploads the iPhone application to Apple and deploys the Web skin to production.
7. Apple completes review and publishes the application to the Apple iTunes store once approved.
8. If optionally requested, the S1 Project Manager requests the Test Build of the Android application from S1 Development and provides the build to Client along with instructions on how to load the Test Build on Client supplied mobile devices.
9. Client provides move to production signoff on the Android Test Build and S1 Project Manager submits a request for the Production Build of the Android launcher application from S1 Development. S1 uploads the application to the Android Market.
10. If optionally requested, S1 Project Manager provides Client with the Blackberry launcher application. If Client's website is hosted by S1, the Blackberry launcher application will be deployed on the S1 website by S1.

SPECIFIC CLIENT RESPONSIBILITIES:
1. Client acknowledges that the general availability of the iPhone application is dependent upon Apple to approve the application and then make it available on the Apple iTunes store. Although S1 does not anticipate any problems getting the application approved by Apple, S1 does not control the speed of the said process.
2. Client acknowledges that the general availability of the Android application is dependent upon the Android Marketplace to approve the application and then make it available on the Android Marketplace. Although S1 does not anticipate any problems getting the application approved by the Android Marketplace, S1 does not control the speed of the said process.
3. Client is responsible to register with Apple and, if required, at the Android Marketplace. Client is responsible for any one-time or annual fees that Apple or the Android Marketplace may charge. Client is responsible to provide the login credentials to the S1 Project Manager for these Services and to maintain and provide the login credentials during future re-branding or update services.
4. Client's project contact shall have sufficient authority and be responsible for preparing and delivering all Client communications and deliverables to S1.
5. The Development Services included in this work order will not be scheduled until the Client provides the required deliverables.
6. Client is responsible for verifying content and images in the launcher applications provided by the S1 team.
7. Client shall provide the S1 team with appropriate Test Account data to be used during the implementation.

Schedule WO-3
Training Services

Select (x)	Training
	SSB Voice
	SSB RIB
	SSB BIB
x	SSB Mobile
	Yodlee PFM
	Live Person
	Billpay – CheckFree
	Billpay – Metavante
	Legacy IBS
	WebSight Content Manager

DELIVERABLES:
S1 will provide Client with training services, as described herein (the "Services"). Training has been created to empower a customer with the knowledge required to maximize the use of a S1 product.

ASSUMPTIONS AND CLIENT RESPONSIBILITIES:
1. Some training modules may be provided by giving client access to pre-recorded sessions or eLearning.
2. Client is limited to one connection to one scheduled session of web-based training. Multiple participants at the Client's location may attend the training session using the connection. All web-based training sessions must be scheduled.
3. Training documentation provided in conjunction with the training is provided for the use of the Client only and may not be distributed to outside parties.

Schedule WO-4
Add-on - iPad Application for S1 Mobile Banking

List FI's included in this agreement: Default pricing includes one FI	**American River Bank**

SCOPE OF PROFESSIONAL SERVICES:
At a mutually agreed date following Client's Standard Mobile production go-live, S1 shall provide the iPad application for the S1 Mobile Banking System as described herein (the "Services"). All Services will be performed remotely. Unless specifically listed, the Services do not include any customized code not incorporated into the S1 application and generally released by S1 to its clients.

MILESTONES AND/OR DELIVERABLES:
1. Upon a mutually agreed date following Client's Standard Mobile production go-live, S1's Project Manager will contact Client's designated Project Contact and provide the iPad Project Welcome Package which includes the deliverables needed to proceed with the project.
2. Client works with in-house or third party graphic designers to create graphics as defined in the Welcome Package and completes all required forms.
3. If not already registered, Client registers with Apple and provides the login credentials to the S1 Project Manager along with mobile test device information.
4. Client submits deliverables to S1. Once S1 has verified all required deliverables have been received, the S1 Project Manager will request a Test Build of the iPad application from S1 Development. The Test Build is delivered to the Client along with instructions on how to load the Test Build on Client supplied iPad devices.
5. Client provides feedback on the Test Build and the S1 Project Manager submits request for a revised Final Test Build of the iPad application from S1 Development. The Final Test Build is delivered to the Client.
6. Client provides move to production signoff for the iPad application. The S1 Project Manager requests the Production Build of the iPad application from S1 Development. S1 uploads the iPad application to Apple.
7. Apple completes review and publishes the application to the Apple iTunes store once approved.

SPECIFIC CLIENT RESPONSIBILITIES:
1. Client acknowledges that the general availability of the iPad application is dependent upon Apple to approve the application and then make it available on the Apple iTunes store. Although S1 does not anticipate any problems getting the application approved by Apple, S1 does not control the speed of the said process.
2. Client is responsible to register with Apple. Client is responsible for any one-time or annual fees that Apple may charge. Client is responsible to provide the login credentials to the S1 Project Manager for Apple and to maintain and provide the login credentials during future re-branding or update services.
3. Client's project contact shall have sufficient authority and be responsible for preparing and delivering all Client communications and deliverables to S1.
4. The Development Services included in this work order will not be scheduled until the Client provides the required deliverables.
5. Client is responsible for verifying content and images in the iPad application provided by the S1 team.
6. Client shall provide the S1 team with appropriate Test Account data to be used during the implementation.

Schedule F – Mobile Banking Terms and Conditions

When The CLIENT licenses S1 Mobile from S1, The CLIENT agrees to be bound by the following terms and conditions:

1. Definitions
   a. Client Customer – end-user of Client utilizing Client Messaging Services.
   b. Client Message - a communication sent or received from a Client Customer's mobile phone utilizing SMS and/or the mobile Internet via a browser on the Client Customer's mobile phone.
   c. Client Messaging Services - the sending and receiving of banking and/or payment and/or other related information via mobile phones utilizing Client Messages.
   d. "S1 Mobile" will mean the connections, servers, hardware, S1 Mobile Software and/or other equipment S1 uses, at its sole discretion, to facilitate the provision of Client Messaging Services.
   e. "S1 Mobile Software" will mean the software provided by S1 hereunder as set forth in Schedule A.
   f. "Person" will mean any natural person, legal entity or other organized group of persons or entities.
   g. "Recipient" will mean a Person to whom a Client Message is transmitted via S1 Mobile in accordance with this Addendum.
   h. "Short Message Service (SMS)" is a communication protocol allowing the interchange of short text messages between mobile devices and other systems and software such as the S1 Mobile.
   i. "Telecommunications Carrier" will mean a legal entity that exploits and/or operates a telecommunications system or network (including without limitation ISPs and gateway providers).
   j. "Telecommunications Carrier Condition" will mean any rate, term or other condition imposed by a Telecommunications Carrier and applicable to S1's provisioning of Client Messaging Services hereunder.

2. S1 grants The CLIENT a limited, non-exclusive subscription to the S1 Mobile Software for use by Client Customers for Client Messaging Services. The CLIENT will not create derivative works from, or reverse engineer or reverse compile, any of the technology licensed or otherwise provided by S1 hereunder. The CLIENT will protect any confidential information transferred hereunder, including S1 Mobile application. Client shall ensure that all of Client Customer's sign terms and conditions that are not materially different than those provided herein.

3. S1 warrants that it has the right to license S1 Mobile Software that is the subject of this Addendum. S1 hereby disclaims any other warranties, express or implied, including the warranty of non-infringement, and implied warranties of merchantability and fitness for a particular purpose.

4. S1 will not have any liability for damages hereunder, including direct, indirect, special, incidental or consequential damages, such as lost profits. The CLIENT agrees to protect and fully indemnify S1 and its officers, directors and employees, from any and all third party claims, liabilities, damages, expenses and costs (including reasonable attorney fees) caused by or arising from the Client's, Client Customers', Recipients or any other Person's, use of S1 Mobile and related services hereunder. The CLIENT understands and agrees that, with respect to S1 Mobile and the services provided by S1 hereunder, except as otherwise explicitly set forth herein: (a) S1 (and its officers, directors and employees) will not be liable, whether in contract, tort, or strict liability, to The CLIENT, Client Customers', Recipients or any other Person for any Client Messages deleted or not delivered, regardless of the reason for deletion or non-delivery, including, without limitation, message processing, transmission errors, or failures in messaging networks and/or supplier services; and (b) S1 (and its officers, directors and employees) will be not be liable, whether in contract, tort, or strict liability, to The CLIENT, Client Customers', Recipients or any other Person for any content transmitted or received by S1 Mobile.

   a. S1 will be responsible for supporting the S1 Mobile Software. S1 will not be responsible for the support of mobile carrier issues, specific issues with the use and operation of a particular mobile device, instances whereby a mobile carrier blocks traffic to its site, for any access or non-access to customer data plans, or for any issues regarding general reception or coverage. The CLIENT will be responsible for any SMS and other Telecommunications Carrier costs that S1 may incur in the provision of the Client Messaging Services hereunder, including those detailed on Schedule B. S1 does not warrant and specifically disclaims any warranties that S1 Mobile will work at a certain service level or that it will work the same with all handsets or all mobile carriers.

5. Enrollment in S1 Mobile is facilitated through (a) self-enrollment by Client Customers where The CLIENT licenses the online banking products that support mobile self-service features from S1, or (b) The Client's customer service representatives through a portal provided by S1 (limited to retail mobile banking). The CLIENT or Client Customers shall be responsible for deactivating S1 Mobile access. When The CLIENT licenses the online banking products that support mobile self-service features from S1, The CLIENT and Client Customers will also be able to un-enroll from S1 Mobile via online banking. In any case, responsibility for activation/deactivation or enrollment/un-enrollment resides with The CLIENT and/or Client Customers.

6. The Telecommunications Carrier Conditions and/or technical standards upon which the Client Messaging Services is based may change, and S1 reserves the right, in its sole discretion, to modify terms and conditions governing the S1 Mobile service hereunder, and/or require adherence to any modified Telecommunications Carrier Conditions; provided that such changes are communicated in writing thirty (30) days prior to the effective date of such changes. Upon receipt of notice detailing any such changes, The CLIENT will a) comply with such change as of the proposed effective date and the parties will amend this Addendum as applicable; or b) cease offering and/or transmitting Client Messaging Services if it cannot comply with any such change. Notwithstanding the foregoing, upon a Telecommunications Carrier implementing a new or modified Telecommunications Carrier Condition with an effective date of less than thirty days, The CLIENT agrees to comply with

such Telecommunications Carrier Condition as of the stated effective date or cease offering the Client Messaging Services until it can comply with such condition.

7. The CLIENT acknowledges that SMS as utilized may be transmitted in an unencrypted format. S1 and/or Telecommunications Carriers may intercept and/or disclose Client Messages that are facilitated by S1 Mobile hereunder.

8. S1 reserves the right to suspend, in whole or part, the provision of Client Messaging Services if (a) The CLIENT, Client Customers, Recipients or any other Person uses the Client Messaging Services in contravention of the terms and conditions as set forth in this Addendum or the Agreement, respectively; or (b) necessary as a consequence of an emergency network repair or threat of, or actual breach of, network security ("Emergency Suspension"); or (c) if required or requested to do so pursuant to a governmental or regulatory authority ("Regulatory Suspension"). S1 will not be liable to the CLIENT, Client Customers or any other Person for any damages, expenses or losses incurred as a consequence of any such Emergency Suspension or Regulatory Suspension.

9. S1 will provide a shared internet domain name, Domain Name Services (DNS) and shared digital certificates and transaction routing to support mobile phone usage via Client Customer data plans provided by the Client Customer's carrier. Optionally, The CLIENT, at its own cost, may secure a specific domain name for use with S1 Mobile. For specific domain names, web server configuration, DNS and digital certificate acquisition and implementation will be provided at a cost outlined in Schedule B.

10. S1 will provide a shared SMS short code and transaction routing to support SMS messaging via S1 Mobile. Optionally, The CLIENT, at its own cost, may secure a specific SMS short code. The CLIENT will be responsible for carrier approval of SMS short code program, configuration and connectivity to S1's SMS carrier. In all cases, The CLIENT is required to provide Client Customer Terms and Conditions that specify Client Customer responsibilities as outlined by the SMS carrier.

Product Description

S1 Mobile delivers a focused set of account-related information and transaction capabilities to financial institutions' customers on their mobile devices. As applicable, S1 Mobile supports transactions via web enabled mobile devices or SMS message exchange. S1 agrees to provide The CLIENT with software that performs the following functions (the "S1 Mobile Software").

Function	Description	Function	Description
Balance Inquiry	An account balance will be presented to customers for all accounts accessible via S1 Mobile	**Change Mobile Pin**	For safety and security, the mobile application will allow customers to change the pin used for access from the mobile device.
Transaction Viewing	Transactions will be viewable on the mobile device for accounts accessible via S1 Mobile.	**Receive Help**	Provide a link and/or SMS message on how to obtain assistance from the Client's Customer Support area.
Internal Account Transfer	Inter-account (Customer's accounts within Bank) transfers are supported for accounts accessible via S1 Mobile As with Balance Inquiry, Account Nicknames are supported as defined in the online channel.	**S1 Mobile "Opt-Out"**	This function permits Client Customers to deactivate their S1 Mobile service through web/browser based system or SMS message.
Bill Pay	Bill pay functionality will be supported to FIS. Functions include the ability to schedule bill payments against retrieved payee lists.	**Call Contact Center**	Initiates a call to the CLIENT'S contact center.

In addition, screens exist within the S1 Portal to enable support staff to view a Client Customer's S1 Mobile status, to assist with resetting a Client Customer's S1 Mobile PIN, and to de-activate a Client Customer's S1 Mobile access as needed.

In the on-line banking solution (where The CLIENT has licensed the online banking products from S1 that support mobile self-service), a user who has access to S1 Mobile will be able to enroll/de-enroll, change the registered mobile device number, view activity created through the mobile channel and change their mobile PIN.